CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Nuveen Managed Accounts Portfolios Trust of our report dated September 26, 2025, relating to the financial statements and financial highlights of Municipal Total Return Managed Accounts Portfolio, Nuveen Core Impact Bond Managed Accounts Portfolio, Nuveen Emerging Markets Debt Managed Accounts Portfolio, Nuveen High Yield Managed Accounts Portfolio, Nuveen Preferred Securities and Income Managed Accounts Portfolio, Nuveen Securitized Credit Managed Accounts Portfolio and Nuveen Ultra Short Municipal Managed Accounts Portfolio, which appears in Nuveen Managed Accounts Portfolios Trust’s Certified Shareholder Report on Form N-CSR for the year ended July 31, 2025. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
November 26, 2025